Exhibit 10.1

SECOND AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Second Amendment”) is made as of May 11, 2015 between RED DOOR HOUSING, LLC, a Texas limited liability company (“Seller”) and REVEN HOUSING TEXAS, LLC, a Delaware limited liability company (“Buyer”) with reference to the following recitals:

RECITALS

A. Seller and Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated as of September 26, 2014, pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller, 100 single family homes in the State of Texas, as amended by that certain First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement dated as of January 26, 2015 (as amended, the “Agreement”).

B. Seller and Buyer desire to amend the Agreement in accordance with the terms of this Second Amendment.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.                  Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

2.                  Closing Date. The Closing Date pursuant to the Basic Terms is hereby deleted in its entirety and amended to read as follows:

“Closing Date: The date on which the Escrow Holder issues the final settlement statement, which in no event shall extend beyond the expiration of the Due Diligence Period, except as provided in Section 22(d) of this Agreement.”

3.                  Due Diligence Period. The Due Diligence Period pursuant to the Basic Terms of the Agreement is hereby deleted in its entirety and amended to read as follows:

“Due Diligence Period: Subject to the provisions of Section 7 below, the period commencing on the Effective Date and ending on July 31, 2015.”

4.                  Due Diligence Period; Post-Closing Inspection Reports. Section 7(a) of the Agreement is hereby deleted in its entirety and amended to read as follows:

“(a) Buyer shall have a period commencing on the Effective Date and ending at 6:00 PM Pacific Time on July 31, 2015 (the “Due Diligence Period”) to examine, inspect, and investigate the Property and, in Buyer’s sole judgment and discretion, to determine whether Buyer desires to purchase the Property. Buyer may, in its sole judgment and discretion, extend the Due Diligence Period up to thirty (30) days by providing written notice to Seller before the expiration of the Due Diligence Period.”

5.                  Governing Law. This Second Amendment shall be governed by the laws of the State of Texas.

6.                  Full Force and Effect. Except as modified by this Second Amendment, the Agreement is unchanged, and is hereby ratified and acknowledged by Buyer and Seller to be in full force and effect.

7.                  Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Second Amendment shall constitute an original for all purposes.

8.                  Miscellaneous. This Second Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this Second Amendment and the Agreement, the provisions of this Second Amendment shall govern and control. This Second Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

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IN WITNESS WHEREOF, the undersigned parties have caused this Second Amendment to be duly executed as of the day and year first written above.

SELLER

RED DOOR HOUSING, LLC,
a Texas limited liability company

By:	/s/ Ricky Williams
Ricky Williams, Managing Partner

BUYER

REVEN HOUSING TEXAS, LLC,
a Delaware limited liability company

By:	REVEN HOUSING REIT, INC.,
a Maryland corporation,
its sole member

	By:	/s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer